UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2018, CrossAmerica Partners LP (“CrossAmerica” or “the Partnership”) entered into an Asset Exchange Agreement (the “Asset Exchange Agreement”) with Circle K Stores Inc., a Texas corporation (“Circle K”).  Circle K indirectly owns 100% of the membership interests in CrossAmerica GP LLC, a Delaware limited liability company and the general partner of CrossAmerica (the “General Partner”).  Pursuant to the Asset Exchange Agreement, the parties have agreed to exchange (i) certain assets of CrossAmerica related to 56 convenience and fuel retail stores currently leased and operated by Circle K pursuant to a master lease that CrossAmerica previously purchased jointly with or from CST Brands Inc. (the “master lease properties”), and 17 convenience and fuel retail stores currently owned and operated by CrossAmerica located in the U.S. Upper Midwest (collectively, including the master lease properties, the “CAPL Properties”), having an aggregate value of approximately $184.5 million,  for (ii) certain assets of Circle K related to 192 (162 fee and 30 leased) company-operated convenience and fuel retail stores (the “CK Properties”), having an aggregate value of approximately $184.5 million  The existing fuel supply arrangements for the 56 master lease properties will remain unchanged.

The assets being exchanged by CrossAmerica include (i) its fee simple title to all land and other real property and related improvements owned by CrossAmerica at the CAPL Properties, (ii) all buildings and other improvements located on the CAPL Properties, (iii) all tangible personal property owned by CrossAmerica and primarily used in connection with the operation of the CAPL Properties, including all underground storage tanks located on such properties and owned by CrossAmerica, (iv) CrossAmerica’s rights under certain contracts related to the CAPL Properties, (v) all in-store cash, inventory owned by CrossAmerica and assignable permits owned or held by CrossAmerica at the 17 convenience store sites owned and operated by CrossAmerica, (vi) all real estate records and related registrations and reports relating exclusively to the CAPL Properties, and (vii) all goodwill and other intangible assets associated with the foregoing assets (collectively, the “CAPL Assets”). The assets being exchanged by Circle K include (a) its fee simple title to all land and other real property and related improvements owned by Circle K at the CK Properties, (b) all buildings and other improvements located on the CK Properties, (c) all tangible personal property owned by Circle K and primarily used in connection with the operation of the CK Properties, including all underground storage tanks located on such properties and owned by Circle K, (d) Circle K’s rights under the dealer agreements and agent agreements to be entered into and assigned to CrossAmerica relating to each CK Property that will be dealerized as contemplated by the Asset Exchange Agreement, (e) Circle K’s rights under certain contracts related to the CK Properties, (f) all real estate records and related registrations and reports relating exclusively to the CK Properties, and (g) all goodwill and other intangible assets associated with the foregoing assets (collectively, the “CK Assets”).  CrossAmerica will also assume certain liabilities associated with the CK Assets, and Circle K will assume certain liabilities associated with the CAPL Assets.

The CK Properties will be assigned to CrossAmerica in tranches after Circle K has executed a dealer agreement or agent agreement, as applicable, with respect to each CK Property to be included in a tranche and the applicable dealer or agent has assumed possession and operating control of such property.  As a result, it is expected that the exchange of assets pursuant to the Asset Exchange Agreement will occur in a series of closings over a period of up to 24 months as Circle K enters into such dealer agreements or agent agreements. At each closing, CK Properties and related CK Assets will be exchanged for CAPL Properties and related CAPL Assets of approximately equivalent value. After the final closing, any net valuation difference will be paid by the party owing such amount to the other.

Each closing is subject to the satisfaction or waiver of customary closing conditions. The Asset Exchange Agreement contains customary representations, warranties, agreements and obligations of the parties, including covenants regarding the conduct by CrossAmerica and Circle K with respect to the CAPL Properties and the CK Properties, respectively, prior to closing. CrossAmerica and Circle K have generally agreed to indemnify each other for breaches of the representations, warranties and covenants contained in the Asset Exchange Agreement for a period of 18 months after the date of the final closing (or for certain specified losses, until the expiration of the applicable statute of limitations). Except for such specified losses, the respective indemnification obligations of each of CrossAmerica and Circle K to the other will not apply to the first $1.845 million of losses and the aggregate indemnification obligations will not exceed $39.9 million.  The Asset Exchange Agreement may be terminated by mutual written consent of CrossAmerica and Circle K.

In connection with the execution of the Asset Exchange Agreement, CrossAmerica and Circle K also entered into an Environmental Responsibility Agreement (the “ERA”), which agreement sets forth the parties’ respective liabilities and obligations with respect to environmental matters relating to the CAPL Properties and the CK Properties.  Generally, (i) each party will retain liability for known contamination at the sites it is transferring to the other party and (ii) each party will assume liability for unknown contamination at the sites it is receiving from the other party, except that the ERA does not affect any liability that Circle K currently has under the existing master lease of the master lease properties.

The foregoing description of the Asset Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Exchange Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

The Asset Exchange Agreement and the above description of the Asset Exchange Agreement have been included to provide investors and securityholders with information regarding the terms of the Asset Exchange Agreement. The disclosures made herein are not intended to provide any other factual information about the Partnership, Circle K or their respective subsidiaries or affiliates. The Asset Exchange Agreement contains representations and warranties of each of the Partnership and Circle K made solely for the benefit of the other. The assertions embodied in those representations and warranties were made solely for purposes of the Asset Exchange Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in the Asset Exchange Agreement).  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to securityholders or were used for the purpose of allocating risk between the Partnership and Circle K rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Asset Exchange Agreement, which subsequent information may or may not be reflected in the Partnership’s public disclosures.

Relationship between the Parties.  As set forth above, Circle K indirectly owns 100% of the membership interests in CrossAmerica GP LLC, the general partner of CrossAmerica.  Circle K provides CrossAmerica and the General Partner with management, administrative and operating services.  Circle K and CrossAmerica have also entered into real property leases and fuel supply agreements, among others. For more information about the relationship between CrossAmerica and Circle K, see the description thereof included in Part III, Item 13, “Certain Relationships and Related Party Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2017.

The terms of the Asset Exchange Agreement were unanimously approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner. The Conflicts Committee, which is composed of the independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist in evaluating and negotiating the transaction. Upon the recommendation of the Conflicts Committee, the board of directors of the General Partner subsequently approved the terms of the Asset Exchange Agreement.

Item 7.01	Regulation FD Disclosure.

On December 17, 2018, the Partnership issued a press release announcing that it had entered into the Asset Exchange Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Furnished herewith as Exhibit 99.2 are slides that senior management of CrossAmerica will utilize in CrossAmerica’s investor call regarding the Asset Exchange Agreement. The slides are available on the Webcasts & Presentations page of CrossAmerica’s website at www.crossamericapartners.com.

The information in this Item 7.01 and in Exhibits 99.1 and 99.2 of Item 9.01 of this Current Report on Form 8-K, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.  By furnishing this information, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Exchange Agreement dated as of December 17, 2018 between Circle K Stores Inc. and CrossAmerica Partners LP*

99.1	Press release, dated December 17, 2018, issued by CrossAmerica Partners LP
99.2	Investor Presentation Slides of CrossAmerica Partners LP
*

Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits to this report contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the Partnership’s or its management’s expectations or predictions of the benefits of the asset exchange agreement between the Partnership and Circle K, including the Partnership’s plans, objectives and intentions, the expected timing of completion of the transactions contemplated by the asset exchange agreement and other statements that are not historical facts.  It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made, and the Partnership undertakes no duty or obligation to publicly update or revise the information contained in this report, whether as a result of new information, future events or otherwise, although the Partnership may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. Readers of this Current Report on Form 8-K are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSAMERICA PARTNERS LP

By:CROSSAMERICA GP LLC, its general partner

Dated: December 17, 2018	By:/s/ Evan W. Smith Name:Evan W. Smith Title:Vice President - Finance and Chief Financial Officer